UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

36C Strand Street

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2016, Altisource Residential Corporation (the “Company”) acquired a portfolio of 4,262 single family rental properties (the “Properties”) for an aggregate purchase price of $652.3 million in two separate seller financed transactions. The Properties were acquired from investment funds sponsored by Amherst Holdings, LLC (“Amherst”). The acquisition more than doubles the size of the Company’s single family rental portfolio and enhances the Company’s presence in new and existing strategic target markets, including Florida, Texas, Georgia, Tennessee, North Carolina and South Carolina. As part of the acquisition, the Company retained the current property manager for the portfolio, Main Street Renewal, LLC (“Property Manager”), to provide property management services with respect to the Properties.

In connection with this acquisition, the Company entered into several agreements, which are described in more detail in this Item 1.01 and Item 2.03 below.

Membership Interest Purchase and Sale Agreement

On September 30, 2016, Altisource Residential, L.P. (“Buyer”), a wholly-owned subsidiary of the Company, acquired 3,868 of the 4,262 Properties through its entry into a Membership Interest Purchase and Sale Agreement (the “MIPA”) with MSR I, LP (“Seller”), an investment fund sponsored by Amherst. Pursuant to the MIPA, Buyer acquired from Seller 100% of the membership interests (the “Membership Interests”) of HOME SFR Equity Owner, LLC (“Holding Company”), a newly formed special purpose entity and the sole equity owner of HOME SFR Borrower, LLC (“Property Owner”), which owned such 3,868 single family rental properties. Following the consummation of the transaction, Holding Company and Property Owner became indirect, wholly-owned subsidiaries of the Company.

As consideration for the Membership Interests, Buyer paid to Seller approximately $588.6 million, which is subject to certain customary purchase price adjustments in accordance with the MIPA. The purchase price was funded with the proceeds from the Loan Agreement (as described in Item 2.03 below) as well as cash on hand.

Purchase and Sale Agreement

On September 30, 2016, Buyer also entered into a Purchase and Sale Agreement (the “PSA”) with Firebird SFE I, LLC (“Firebird”). Pursuant to the PSA, Property Owner, as assignee from Buyer, acquired the remaining 394 of the 4,262 Properties.

As consideration for the 394 single family rental properties acquired from Firebird, Buyer paid approximately $63.7 million, which is subject to certain customary purchase price adjustments in accordance with the PSA. The purchase price was funded with the proceeds from the Loan Agreement as well as cash on hand.

The foregoing descriptions of the MIPA and the PSA do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the MIPA and the PSA, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and are incorporated herein by reference.

The MIPA and the PSA have been included as exhibits hereto to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the acquired assets, Buyer, Seller, Firebird or the Company. The representations, warranties, covenants and agreements contained in the MIPA and the PSA were made only for the purposes of such agreements and were made as of specified dates. These representations, warranties, covenants and agreements were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under these agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the acquired assets, Buyer, Seller, Firebird or the Company. Moreover, the assertions embodied in the representations and warranties contained in the MIPA and the PSA are qualified by information in disclosure schedules that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts concerning the acquired assets, Buyer, Seller, Firebird or the Company. Information concerning the subject matter of the representations and warranties may change after the date of these agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Property Management Services Agreement and Side Letter

On September 30, 2016, in connection with the MIPA and the PSA, and as a condition to the Loan Agreement, Property Owner entered into a Property Management Services Agreement (the “Property Management Agreement”) with the Property Manager. Pursuant to the Property Management Agreement, Property Manager will provide Property Owner with leasing and lease management, operations, maintenance, repair, property management and property disposition services regarding the Properties. Property Manager, an affiliate of Amherst, provided similar property management services with respect to the Properties prior to the acquisition of the Properties by Buyer.

Property Owner will pay the Property Manager a monthly management fee consisting of (a) an amount equal to 6.75% of gross rents collected with respect to the Properties per calendar month and (b) certain additional fees related to specified additional property management services as agreed to by Property Manager and Property Owner from time to time. The Property Management Agreement expires on the earlier of (i) five (5) years from the effective date of the Property Management Agreement or (ii) the termination or maturity of the Loan Agreement.

Additionally, on September 30, 2016, in connection with the Property Management Agreement, Property Owner and Property Manager entered into a Side Letter (the “Side Letter”). Amongst other items, the Side Letter requires certain communications between Property Owner and Property Manager and sets certain standards and requirements that, if not met, permit Property Owner to terminate the Property Management Agreement.

The foregoing description of the Property Management Agreement and the Side Letter do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Property Management Agreement and the Side Letter, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated herein by reference.

Amendment to Master Services Agreement between the Company and Altisource Solutions S.à r.l.

In connection with the acquisition of the Properties by Buyer, on September 30, 2016, the Company and Altisource Solutions S.à r.l. (“Altisource Solutions”) entered into an Amendment and Waiver Agreement (the “Amendment and Waiver Agreement”) to amend the Master Services Agreement (the “MSA”) between the Company and Altisource Solutions, dated December 21, 2012, under which Altisource Solutions is the exclusive provider of leasing and property management services to the Company and each of its subsidiaries.

Pursuant to the Amendment and Waiver Agreement, the Company obtained a waiver of the exclusivity requirements under the MSA. Such waiver permits the Company to utilize the property management services of Property Manager for the Properties. Additionally, the Amendment and Waiver Agreement permits the Company to utilize the property management services of Property Manager in connection with up to approximately 3,000 additional properties if the Company acquires such additional properties from an investment fund or other entity affiliated with Amherst in one or more transactions prior to June 30, 2017. The Amendment and Waiver Agreement also amends the MSA to add a provision that would require the Company or any surviving entity to pay a $60 million liquidation fee to Altisource Solutions in the event (i) the Company sells, liquidates or disposes of 50% or more of its single family rental portfolio managed by Altisource Solutions over a rolling eighteen (18) month period and does not use the proceeds of such sales, liquidations or disposals to purchase additional single family residential assets or if (ii) the surviving entity in a change of control does not assume the MSA with Altisource Solutions as property manager. The liquidation fee will not be required to be paid if the Company or any surviving entity terminates the MSA as a result of a material breach of the MSA by Altisource Solutions, for Altisource Solutions’ failure to meet certain specified performance standards or for certain other customary reasons.

The waiver expires upon the earlier of (i) five (5) years from the effective date of the Amendment and Waiver Agreement and (ii) the termination of Property Manager and/or the termination of the Loan Agreement by the Company, subject to extension in certain circumstances.

The foregoing description of the Amendment and Waiver Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment and Waiver Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Loan Agreement

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the MIPA and the PSA is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2016, Property Owner entered into a loan agreement (the “Loan Agreement”) with Seller and MSR II, L.P., as lenders (collectively, the “Lenders”), and MSR Lender LLC, as agent. Pursuant to the Loan Agreement, Property Owner borrowed approximately $489.3 million in connection with the acquisition of the Properties (the “Loan”) from the Lenders, representing 75% of the aggregate purchase price. The Loan is a floating rate loan, composed of eight floating rate components, interest on each of which is computed monthly based on one-month LIBOR plus a fixed component spread. The initial maturity date of the Loan is November 9, 2018 (the “Initial Maturity Date”). Property Owner has the option to extend the Loan beyond the Initial Maturity Date for three successive one-year terms to an ultimate maturity date of November 30, 2021, provided, among other things, that there is no event of default under the Loan Agreement on each maturity date. In order to hedge the interest rate risk associated with the Loan Agreement, Property Owner entered into an interest rate cap agreement for the initial two-year term of the Loan, with a LIBOR-based strike rate equal to 2.938%.

For purposes of computing interest accrued on the Loan, among other things, the Loan is divided into eight components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E,” “Component F,” “Component G” and “Component H.” Component A has an initial principal amount of $489,259,166 and a fixed-rate spread over one-month LIBOR of 3.285%. Each Component B, Component C, Component D, Component E, Component F, Component G and Component H has an initial principal amount of $0 and a fixed-rate spread over one-month LIBOR of 0.000%.

The Loan is secured by first priority mortgages on the Properties and a lien on the Membership Interests. The Loan Agreement requires that Property Owner comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness Property Owner can incur, limitations on sales and dispositions of the Properties and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding.

The foregoing description of the Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On September 30, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase and Sale Agreement, dated September 30, 2016, between MSR I, LP and Altisource Residential, L.P. *

2.2	Purchase and Sale Agreement, dated September 30, 2016, between Firebird SFE I, LLC and Altisource Residential, L.P. *

10.1	Property Management Services Agreement, dated September 30, 2016, by and between HOME SFR Borrower, LLC and Main Street Renewal, LLC

10.2	Side Letter, dated September 30, 2016, by and between HOME SFR Borrower, LLC and Main Street Renewal, LLC

10.3	Amendment and Waiver Agreement, dated September 30, 2016, by and among Altisource Residential Corporation and Altisource Solutions S.à r.l.

10.4	Loan Agreement, dated September 30, 2016, among Home SFR Borrower, LLC, as Borrower, MSR I, L.P., as a Lender, MSR II, L.P., as a Lender, and MSR Lender LLC, as Agent

99.1	Press Release of Altisource Residential Corporation dated September 30, 2016

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules or exhibits upon request by the United States Securities and Exchange Commission, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altisource Residential Corporation

Date: October 3, 2016	By:	/s/ Robin N. Lowe
Robin N. Lowe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase and Sale Agreement, dated September 30, 2016, between MSR I, LP and Altisource Residential, L.P. *

2.2	Purchase and Sale Agreement, dated September 30, 2016, between Firebird SFE I, LLC and Altisource Residential, L.P. *

10.1	Property Management Services Agreement, dated September 30, 2016, by and between HOME SFR Borrower, LLC and Main Street Renewal, LLC

10.2	Side Letter, dated September 30, 2016, by and between HOME SFR Borrower, LLC and Main Street Renewal, LLC

10.3	Amendment and Waiver Agreement, dated September 30, 2016, by and among Altisource Residential Corporation and Altisource Solutions S.à r.l.

10.4	Loan Agreement, dated September 30, 2016, among Home SFR Borrower, LLC, as Borrower, MSR I, L.P., as a Lender, MSR II, L.P., as a Lender, and MSR Lender LLC, as Agent

99.1	Press Release of Altisource Residential Corporation dated September 30, 2016

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules or exhibits upon request by the United States Securities and Exchange Commission, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedules or exhibits so furnished.